EXHIBIT 4.127
                                                                   -------------






                                 AMENDMENT NO. 4

                                       TO

                            SERIES 2002-1 SUPPLEMENT

                             dated as of May 5, 2004

                                     between

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                         a New York banking corporation,
                                   as Trustee

                                 AMENDMENT NO. 4
                           TO SERIES 2002-1 SUPPLEMENT
                           ---------------------------

     This Amendment No. 4 to Series 2002-1 Supplement dated as of May 5, 2004 ("Amendment"), between Rental Car Finance Corp., an Oklahoma corporation
("RCFC"), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the "Trustee") (RCFC and the Trustee are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 2002-1 Supplement dated as of June 4, 2002, as subsequently amended by (i) Amendment No. 1 to Series 2002-1 Supplement dated as of August 12, 2002, (ii) Amendment No. 2 to Series 2002-1 Supplement dated as of December 12, 2002, and (iii) Amendment No. 3 to Series 2002-1 Supplement dated as of March 25, 2003 (as amended to the date hereof, the "Series 2002-1 Supplement"); and

     C. The Parties wish to further amend and supplement the Series 2002-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2002-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.  Amendments.  The Series 2002-1 Supplement is hereby amended by amending
Schedule 1 referenced in the definition of "Maximum Manufacturer  Percentage" in
Section 2.1(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2002-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2002-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2002-1 Supplement specifically referred to herein and any references in the Series 2002-1 Supplement to the provisions of the Series 2002-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provision. Pursuant to Section 8.7(b) of the Series 2002-1 Supplement, the Series 2002-1 Supplement may be amended or modified without the consent of any Series 2002-1 Noteholder but with the consent of RCFC, DTAG, the Trustee and the Series 2002-1 Insurer and written confirmation of the then current ratings of the Series 2002-1 Notes from the Rating Agencies to amend the definition of "Maximum Manufacturer Percentage" and to make changes related thereto.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        RCFC:
                                        ----

                                        RENTAL CAR FINANCE CORP.,
                                        an Oklahoma corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        TRUSTEE:
                                        -------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        a New York banking corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


     Pursuant to Section 8.7(b) of the Series 2002-1 Supplement, Dollar Thrifty Automotive Group, Inc. and Ambac Assurance Corporation hereby consent to the foregoing Amendment as of the day and year first above written.

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer


                                        AMBAC ASSURANCE CORPORATION, a
                                        Wisconsin-domiciled stock insurance
                                        corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT A
                                    ---------
                                                                      SCHEDULE 1

       Schedule of Maximum Manufacturer Percentages of Group III Vehicles
       ------------------------------------------------------------------

                                Maximum                   Maximum
Eligible Manufacturer     Program Percentage*     Non-Program Percentage*
---------------------     -------------------     -----------------------

DaimlerChrysler                  100%                  (1)
Ford                             100%                  (1)
Toyota                           100%                  (1)
General Motors                   100%                  (1)
Honda                              0%                  (1)
Nissan                             0%                  (1)
Volkswagen                         0%                  (1)
Mazda                              0%                  Up to 25% (2)
Subaru                             0%                  Up to 15% (2) (3) (5)
Suzuki                             0%                  Up to 15% (2) (3) (5)
Mitsubishi                         0%                  Up to 15% (2) (3) (5)
Isuzu                              0%                  Up to 15% (2) (3) (5)
Kia                                0%                  Up to 5% (2) (4) (5)
Hyundai                            0%                  Up to 8% (2) (4) (5)
Daewoo                             0%                  Up to 3% (2) (4) (5)
-------------------

(1) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by DaimlerChrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages:
     (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency confirmation, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, for the twelve (12) month period ending on the last

     Business Day of the most recently completed calendar month preceding the date of determination thereof, thirty-five percent (35%) and, for the three
     (3) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, forty percent (40%).

(2)  The  combined  percentage  of Group  III  Vehicles  which  are  Non-Program
     Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 40% in the aggregate.

(3) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(4) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 10% in the aggregate.

(5) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 25% in the aggregate.

*    As a percentage of Group III Collateral.